ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120299773-22
	Filing Date and Time 04/27/2012 10:19 AM
	Entity Number E0237262012-3

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Buncombe, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: VCorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 10,000,000 Blank Check Preferred @ $0.001 par value; 100,000,000 Common | Par value per share: $ 0.001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) PETER COKER
Name
100 EUROPA DRIVE, SUITE 455 | CHAPEL HILL | NC | 27517
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Peter Coker
Name

X [signature]
Incorporator Signature

100 Europa Drive, Suite 455 | Chapel Hill | NC | 27517
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] | 4/27/2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.